                                                                   EXHIBIT 10.33


                                 BAYSIDE TOWERS
                             FOSTER CITY, CALIFORNIA

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

    WALTON BAYSIDE INVESTORS IV, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                   INKTOMI CORPORATION, A DELAWARE CORPORATION
                                   ("TENANT")

                                TABLE OF CONTENTS

                                                                                                                  PAGE
I.       Basic Lease Information...............................................................................    1

II.      Lease Grant...........................................................................................    3

III.     Possession............................................................................................    3

IV.      Rent..................................................................................................    4

V.       Compliance with Laws; Use.............................................................................   11

VI.      Security Deposit......................................................................................   11

VII.     Services to be Furnished by Landlord..................................................................   12

VIII.    Leasehold Improvements................................................................................   14

IX.      Repairs and Alterations...............................................................................   15

X.       Use of Electrical Services by Tenant..................................................................   18

XI.      Entry by Landlord.....................................................................................   19

XII.     Assignment and Subletting.............................................................................   19

XIII.    Liens.................................................................................................   21

XIV.     Indemnity and Waiver of Claims........................................................................   22

XV.      Insurance.............................................................................................   23

XVI.     Subrogation...........................................................................................   23

XVII.    Casualty Damage.......................................................................................   23

XVIII.   Condemnation..........................................................................................   25

XIX.     Events of Default.....................................................................................   26

XX.      Remedies..............................................................................................   26

XXI.     Limitation of Liability...............................................................................   28

XXII.    No Waiver.............................................................................................   28

XXIII.  Quiet Enjoyment........................................................................................   29

XXIV.   Furniture..............................................................................................   29

XXV.     Holding Over..........................................................................................   30

XXVI.    Subordination to Mortgages; Estoppel Certificate......................................................   31

XXVII.   Attorneys' Fees.......................................................................................   32

XXVIII. Notice.................................................................................................   32

XXIX. Excepted Rights..........................................................................................   33

XXX. Surrender of Premises.....................................................................................   33

XXXI. Miscellaneous............................................................................................   34


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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                  PAGE
XXXIII. RIGHT OF FIRST OFFER...................................................................................   43

XXXIV. PARKING RIGHTS..........................................................................................   45

XXXV.    Tenant's Right to Terminate...........................................................................   46

XXXVI.   Entire Agreement......................................................................................   47

XXXVII. Counterparts...........................................................................................   47

                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 19th day of December, 2002, by and between WALTON BAYSIDE INVESTORS IV, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and INKTOMI CORPORATION, A DELAWARE CORPORATION ("Tenant").

I.       BASIC LEASE INFORMATION.

         A. "Building" shall mean the two buildings in Foster City, California, commonly known as Bayside Towers, and located at 4000 East 3rd Avenue ("4000 Building") and 4100 East 3rd Avenue ("4100 Building").

         B. "Rentable Square Footage of the Building" is deemed to be 261,674 rentable square feet.

         C. "Premises" shall mean the entire 4100 Building. The "Rentable Square Footage of the Premises" is deemed to be 130,837 rentable square feet. For so long as the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall for all purposes be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

         D.       "Base Rent":

                                                  ANNUAL RATE
                      YEAR OF TERM         PER RENTABLE SQUARE FOOT            ANNUAL                 MONTHLY
                                                                              BASE RENT              BASE RENT
                           1-5                       $15.00                 $1,962,555.00           $163,546.25

         E. "Tenant's Pro Rata Share": 50% of Taxes and Expenses not specifically allocable to the 4000 Building or the 4100 Building, and 100% of the Expenses allocable solely to the 4100 Building.

                  "Tenant's Monthly Expense and Tax Payment": $130,837.00, which is equal to the product of the Rentable Square Footage of the Premises and $1.00 per rentable square foot per month, which is Tenant's Pro Rata Share of the monthly estimated Expenses and monthly estimated Taxes (as more fully described in, and subject to adjustment as described in, Section IV below).

         F. "Term": A period of 60 months. The Term shall commence on [insert the "Closing Date" as defined in the Agreement of Purchase and Sale With Escrow Instructions to which this Lease is attached as Exhibit F ] (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on [insert date immediately preceding fifth anniversary of the Closing Date] (the "Termination Date").

         G.       Tenant allowance(s): None.

         H. "Security Deposit": A Security Deposit in the amount of $163,546.25 shall be provided in accordance with Section VI below.

         I.       "Guarantor(s)": None.

         J.       "Broker(s)": Eastdil Realty Co., Inc.

         K. "Permitted Use": General office use and administrative purposes and ancillary office uses reasonably related thereto (including, without limitation, electronic commerce research and development and product support) and other legally permitted uses consistent with the character of a first class office building.

         L.       "Notice Addresses":

                 Tenant:                                           With a copy to:

                 Inktomi Corporation                               Inktomi Corporation
                 4100 Third Avenue                                 4100 Third Avenue
                 Foster City, California 94404                     Foster City, California 94404
                 Phone:  (650) 653-3139                            Phone:  (650) 653-3395
                 Fax:  (650) 653-3088                              Fax:  (650) 653-2801
                 Attention:  Director of Real Estate               Attention:  Real Estate Legal Counsel

                  Landlord:

                 Walton Bayside Investors IV, L.L.C.               With a copies to:
                 c/o Walton Street Capital
                 900 N. Michigan Avenue, Suite 1900                Pircher, Nichols & Meeks
                 Chicago, IL 60611                                 1925 Century Park East
                 Attention: Perry M. Pinto                         Suite 1700
                 Tel: (312) 915-2890                               Attention: Real Estate Notices

                                                                   (SCS/MCH)
                 Fax: (312) 915-2881                               Tel:  (310) 201-8900
                                                                   Fax: (310) 201-8922

                                                                   Legacy Partners
                                                                   4000 Third Avenue, Suite 600
                                                                   Foster City, CA 94404
                                                                   Attention: President, Northern Region
                                                                   Tel:  (650) 571-2200
                                                                   Fax: (650) 571-2211

                  Rent (defined in Section IV.A) is payable to the order of Walton Bayside Investors IV, L.L.C. at the following address:
                  [TO BE PROVIDED] or such alternative order or address as Landlord may provide to Tenant in writing.

         M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays").

         N.       Intentionally Omitted.

         O. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

         P. "Normal Business Hours" for the Building are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

         Q. "Property" means the Building and the parcel(s) of land on which it is located and the landscaping, the parking facilities and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II.      LEASE GRANT.

         Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas"). Notwithstanding any contrary provision of this Lease, for so long as the Premises consist of the entire 4100 Building, no interior portion of the 4100 Building shall be designated as part of the Common Areas.

III.     POSSESSION.

         A. As Is Condition. Landlord and Tenant acknowledge that Tenant is currently in possession of the Premises and, subject to
                  Section III.B. below, Tenant shall continue to accept the Premises in its "as is" condition and configuration subject to, without limitation, (a) the state of the title thereto existing as of the Commencement Date, (b) any state of facts which an accurate survey or physical inspection might show,
                  (c) all Laws, (d) any violations of Laws which may exist at the commencement of the Lease Term, and (e) the presence of any Hazardous Materials at or under the Building or at or under any property in the vicinity of the Building. Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building or any understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements with respect to the Premises or the Building, except as may be expressly set forth in this Lease. AS OF THE COMMENCEMENT DATE, LANDLORD HAS NOT MADE, NOR SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND LANDLORD SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE BUILDING (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUILDING (OR ANY PART THEREOF); AND NONE OF LANDLORD, ANY MORTGAGEE OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE BUILDING TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE BUILDING WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE BUILDING, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. Tenant owned and operated the Building for a substantial period of time prior to the Commencement Date and is more familiar than Landlord with the Building, and Tenant is willing to accept, and hereby accepts, all risks incident to the matters discussed in the preceding sentence. Furthermore, Tenant inspected the Building prior to Tenant's acquisition thereof and Tenant was satisfied with the results of such inspections, and Tenant is entering into this Lease solely on the basis of Tenant's own knowledge concerning the condition of the Building on the Commencement Date. The provisions of this Lease have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Landlord or Mortgagee, express or implied, with respect to the Building as of the Commencement Date, that may arise pursuant to any law now or hereafter in effect, or otherwise and specifically negating any warranties under the Uniform Commercial Code.

         B.       No Diminution of Landlord's Lease Obligations. Nothing in
                  Section III.A. above shall be construed to diminish or otherwise alter or affect Landlord's express obligations under this Lease including, without limitation, those imposed by Sections VII, IX.B., XI, XVII.B., XXIII and XXXI.G.

IV.      RENT.

         A. Payments. As consideration for this Lease, Tenant shall pay Landlord, without prior notice, demand, setoff or deduction (other than as expressly provided in this Lease), the Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay

                  Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. Any other amounts payable by Tenant under the terms hereof shall be due and payable by Tenant on or before 20 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) reasonably acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 2% of the past due Rent. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. This shall be a "triple net lease" and Rent shall be paid to Landlord without deduction for any costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Expenses and Taxes are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of such nature incurred in connection with the ownership, management, replacement, repair, maintenance, restoration and operation of the Building and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building.

         B. Payment of Tenant's Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in
                  Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes, which initial monthly sum is defined in Section I.E. above as the "Tenant's Monthly Expense and Tax Payment". If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's Monthly Expense and Tax Payment shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to

                  Tenant within 30 days or credited against the next due future installment(s) of Additional Rent; provided, however, if the Term has expired, then any overpayment shall be refunded to Tenant within 30 days after receipt of the new estimate.

                  As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. In lieu of providing one Statement covering Taxes and Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses, so long as Landlord delivers such revised Statement to Tenant by no later than the earlier of (i) two (2) years after Landlord becomes aware of such errors or receives such new information or (ii) two (2) years after the end of the particular Expenses or Taxes year to which such modification would apply. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent or any other payments due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

         C.       Expenses Defined.

                  1. Subject to Sections IV.C.2. and IV.C.3 below, "Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any calendar year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program required by law; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any Mortgagee; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Property; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Expenses based on the portion of their working time devoted to the Property; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Property;
                           (x) operation, repair, maintenance and replacement of all plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Property; and (xiii) the cost of any capital alterations, capital additions, capital repairs and capital improvements (1) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Property, (2) made to the Property after the Commencement Date that are required under any governmental law or regulation not in effect on the Commencement Date, or (3) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Property as a first-class office building project; provided, however, that such cost shall be amortized (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, or its successor, at its prime rate, plus one percent (1%) per annum, herein called the "Interest Rate") over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Expenses shall be deemed to be increased by an amount equal to the additional Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Buildings are not fully occupied during all or a portion of any calendar year, Landlord shall make an appropriate adjustment to the variable components of Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Expenses that would have been paid had such Buildings been fully occupied; and the amount so determined shall be deemed to have been the amount of Expenses for such year, or applicable portion thereof.

                  2. Notwithstanding any contrary provision of this Lease, Expenses shall not include: (i) leasing commissions;
                           (ii)expenses which relate to the preparation of rental space for a tenant; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any, except as specifically included in Sections IV.C.1(xii) and (xiii) above;
                           (iv) costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building; (v) advertising and promotional expenditures; (vi) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Building for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds or from a contractor, manufacturer, supplier or any other third party (other than reimbursement by tenants pursuant to the Expenses pass-through provisions of their leases); such proceeds shall be credited to Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Expenses; (vii) the expense of services provided to other tenants in the Building which are made available to Tenant at cost or for which Tenant is separately charged and collected; (viii) costs and legal expenses relating to negotiating or enforcing leases; (ix) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building or Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Building and Property vis-a-vis time spent on matters unrelated to operating and managing the Building and Property; (x) compensation (including benefits) of any employee of Landlord above the grade of Building manager or Building engineer; (xi) costs of capital additions, capital alterations, capital repairs or capital improvements, except those set forth in Section IV.C.1(xiii) above, and except as provided in Section IV.C.2(xix) below;
                           (xiv) rentals and other related expenses for leasing heating, ventilation and air conditioning systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building and/or to an ameliorate an emergency condition in the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Expenses pursuant to this Lease; (xv) costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis; (xvi) any costs for which Landlord has been reimbursed or receives a credit, refund or discount; (xvii) costs of signs (other than the Building directories) in or on the Building identifying the owner of the Building or other tenants' signs; (xviii) costs of Landlord's earthquake insurance and flood insurance premiums in excess of those generally being charged to institutional owners of other first class office buildings in San Mateo County, California ("Comparable Buildings") for such insurance; (xix) costs of capital repairs to the extent that such repairs are necessary as a result of a casualty, except for commercially reasonable deductible amounts not exceeding deductible amounts ordinarily obtained by institutional owners of Comparable Buildings (such deductible amounts shall be amortized [including interest on the unamortized cost at the Interest Rate] over the useful life of the item(s) being repaired, as reasonably determined by Landlord); (xx) costs of cleanup, removal and/or remediation of any Hazardous Materials (as such term is defined in Section V below) in, on or under the Property required to comply with Environmental Laws which are incurred as a result of (a) the introduction by Landlord or any tenant of the Property of any such Hazardous Materials in, on or under the Property in violation of Environmental Laws in effect at the time of such introduction, or (b) as a result of the presence of Hazardous Materials in, on, or under the Property as of the Commencement Date, to the extent such Hazardous Materials are in violation of Environmental Laws in effect as of such date; (xxi) any costs expressly excluded from Expenses elsewhere in this Lease; or (xxii) any other expenses which are not specifically identified herein as being included in Expenses, where such expenses would not normally be treated as a cost of operation (to be reimbursed by tenants) by landlords of Comparable Buildings.

                  3. Landlord agrees that since the purpose of Expenses is to allow Landlord to require Tenant to pay for the Operating Expenses attributable to the Building, Property and Premises, Landlord agrees that (a) Landlord will not collect or be entitled to collect Expenses from Tenant in an amount which is in excess of Tenant's pro rata share of the of the Expenses actually paid by Landlord in connection with the operation of the Building, Property and Premises and
                           (b) Landlord shall make no profit from the collection of Expenses from tenants of the Building. Furthermore, the parties acknowledge that the Building consists of both the 4000 Building and the 4100 Building and that the Expenses are to be equitably allocated, to the maximum extent possible, between the 4000 Building and the 4100 Building. Accordingly, although Expenses shall be determined annually for the Property as a whole, certain Expenses shall be allocated solely to the 4000 Building and certain Expenses shall be allocated solely the 4100 Building, and in each case the Expenses so allocated shall be the amount of Expenses directly attributable to maintenance, repair and utility service for, respectively, the 4000 Building and the 4100 Building. Expenses attributable to the Property as a whole shall be limited to those items which are not directly attributable to either the 4000 Building or the 4100 Building (such as, for example, insurance and maintenance, replacements and repairs to the Parking Facility, as defined in
                           Section XXXIV of this Lease).

         D. Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees reasonably incurred in connection with seeking reductions in any tax liabilities described in (1) and
                  (2), including, without limitation, any costs reasonably incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (ii) any items included as Expenses. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment or Tenant shall promptly pay Tenant's Pro Rata Share of any increase in Taxes.

         E. Audit Rights. Tenant may, within 180 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records with respect to the expenses of operating and maintaining the Building and Property available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 180 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year (except in case of any change in Expenses sought by Landlord). If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.       COMPLIANCE WITH LAWS; USE.

         The Premises shall be used only for the Permitted Use and for no other use whatsoever except with Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Furthermore, Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Material (as defined below). Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its general office use, including, without limitation, photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in the manner in which such products are designed to be used and in compliance with applicable laws shall not be a violation by Tenant of this Section 5. As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 5 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT A and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations. Tenant also shall comply with any covenants, conditions and restrictions ("CC&Rs") recorded against the Property; provided, however, that Tenant shall not be required to comply with CC&Rs to the extent such CC&Rs first become effective after the Commencement Date unless such CC&Rs have been approved in writing by Tenant. Tenant shall not unreasonably withhold approval of new CC&Rs provided the same do not materially impair Tenant's rights or increase Tenant's obligations under this Lease.

VI.      SECURITY DEPOSIT.

         The Security Deposit (as defined in Section I.H.) shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of the Lease to be kept and performed by Tenant during the Term. Tenant hereby grants Landlord a first lien upon the Security Deposit and all interest earned thereon and acknowledges that Landlord shall have its first lien duly perfected by possession of the Security Deposit. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages and shall not be construed as liquidated damages. Landlord may, from time to time, without prejudice to any other remedy, draw upon and apply all or a portion of the Security Deposit to satisfy past due Rent or to cure any default with respect to which Tenant has a cure right. Landlord shall return the Security Deposit or any unapplied proceeds thereof to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers title to the

4100 Building, Landlord shall have the right to transfer its interest in the Security Deposit to the transferee of title. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security Deposit and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Landlord draws on the Security Deposit as permitted in this Lease, then, upon demand of Landlord, Tenant shall restore the amount of the Security Deposit to its original amount by providing additional cash to Landlord within three (3) business days of any such demand. Landlord shall hold the Security Deposit in a separate account under Landlord's exclusive control and Tenant shall not be entitled to any interest on the cash so held by Landlord and Tenant hereby grants Landlord a first lien upon any such cash.

VII.     SERVICES TO BE FURNISHED BY LANDLORD.

         A. Covenant to Furnish. Subject to Tenant's obligation to pay Expenses with respect to such items, Landlord agrees to furnish Tenant with the following services in a manner consistent with that of the Comparable Buildings; provided, however, that Landlord shall not be required to furnish any such services to the extent such services would require Landlord to install additional equipment that is not present as of the Commencement Date unless Landlord is obligated to do so by Laws enacted or first applicable to the Property after the Commencement Date: (1) Water service for use in the lavatories on each floor on which the Premises are located water for drinking fountains and food preparation areas, and chilled water for cooling of Tenant's computer equipment; (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for Comparable Buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time (provided such charge for additional HVAC service shall be based on Landlord's actual cost of providing such service, without profit or mark-up); (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services;
                  (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Section X; and (7) such other services as are customarily provided by landlords of Comparable Buildings.

         B. Failure to Furnish. Subject to Section VII.C. below, Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of

                  Tenant's Property (defined in Section XV), arising out of or in connection with the failure of any security services, personnel or equipment.

         C. Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of (i) any construction, repair, maintenance or alteration performed by Landlord, or (ii) any failure to provide to the Premises any of the utilities and services required to be provided under Section VII.A. above,
                  (iii) any failure to provide access to the Premises, or (iv) because of the presence of Hazardous Materials in, on or around the Building, the Premises or the Real Property which were not caused or introduced by Tenant or Tenant's agents, employees, licensees or invitees, and which Hazardous Materials pose a material and significant health risk to occupants of the Premises as determined by applicable governmental authorities pursuant to applicable Laws by written notice delivered to Landlord and Tenant, which notice specifically prohibits occupancy of the Premises (or portions thereof) as a result of such Hazardous Materials, then Tenant's obligation to pay Base Rent, Expenses and Taxes shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing for such time as Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, Tenant shall not have the right to abate Rent under this Section VII.C if any of the events described in clauses (i) through (iv) of this Section VII.C. are caused by a casualty damage described in Section XVII, or a taking or condemnation described in
                  Section XVIII, or an event of Force Majeure (as defined in Section XXXI.D.), and in such instances Tenant's rights to abatement of Rent shall be governed exclusively by Sections XVII and XVIII of this Lease. Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for one hundred eighty (180) consecutive days or for a total of two hundred (200) days in any consecutive nine (9) month period as a result of the matters described in clauses (i) through (iv) of this Section VII.C, then Tenant shall have the right to terminate this Lease by delivering to Landlord written termination notice within five (5) days after the end of such one hundred eighty (180) day (or two hundred
                  (200) day) period; provided, however, Tenant shall not have such termination right if any of such events described in clauses (i) through (iv) of this Section VII.C. are caused by a casualty damage described in Section XVII, or a taking or condemnation described in Section XVIII, or an event of Force Majeure, and Tenant's termination rights in such instances shall be governed exclusively by Sections XVII and XVIII of this Lease.

         D. Notwithstanding anything to the contrary contained in this Lease, Landlord shall at all times use commercially reasonable efforts to avoid (or, where unavoidable, to minimize) any impairment of Tenant's access to the Premises, and the Parking Rights (as defined in Section XXXIV of this Lease); provided, however, that Tenant acknowledges that Landlord may elect to construct an additional building and related improvements adjacent to the Building, the construction of which may necessitate use of, or diminution of, certain of the access points and parking areas and Tenant agrees that provided that Landlord at all times provides alternative adequate access or parking reasonably acceptable to Tenant, and Landlord shall not be nor be deemed to be in default as a result of such construction. Without limiting the foregoing, Landlord shall (1) give Tenant reasonable advance written notice (except in case of emergency) of any work which could reasonably be expected to impair or interfere with Tenant's access or use; and (2) coordinate with Tenant in the scheduling and sequencing of work to accommodate the continuance or completion of Tenant's business functions.

         E. Notwithstanding any other provisions of this Section VII, Landlord and Tenant hereby agree that Tenant shall have the right and the obligation to maintain Tenant's roof mounted chillers, Tenant's Onan generators, Tenant's Energy Logic management system, Tenant's Sabah fire suppression system and Tenant's phone and data cabling in the 4100 Building ("Tenant Maintained Equipment") at its sole cost and expense. Tenant agrees to maintain the Tenant Maintained Equipment in good working order and repair during the Term. Tenant will provide Landlord with quarterly written maintenance reports with respect to the Tenant Maintained Equipment and Landlord shall have the right, upon not less than forty-eight (48) hour prior notice, to inspect the Tenant Maintained Equipment accompanied by a representative of the Tenant. Tenant shall have the exclusive use of the roof mounted chillers and the Onan generators at all times notwithstanding Tenant's relinquishment of one or more floors of the Premises in accordance with Section XXXV of this Lease.

VIII.    LEASEHOLD IMPROVEMENTS.

         A. All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant given at least 60 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense the following (collectively referred to as "Required Removables"): (1) Cable (defined in Section IX.A) installed after the Commencement Date by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (2) any Leasehold Improvements that are performed by or for the benefit of Tenant after the Commencement Date; and (3) the Cafeteria Improvements (as defined in Section VIII.B below). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type; provided, however, that with the exception of the Cafeteria Improvements, Required Removables shall not include any such items installed before the Commencement Date. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice (which shall be accompanied by reasonable supporting documentation of the amounts set forth in such invoice), shall reimburse Landlord for the reasonable costs incurred by Landlord.

         B. As used in this Section VIII, the "Cafeteria Improvements" consist only of the kitchen equipment and fixtures, and the plumbing, electrical and ventilating systems or equipment installed for the purpose of providing food service in the existing kitchen and dining facility within the Premises (the "Cafeteria"). Prior to the Termination Date, Tenant shall remove the Cafeteria Improvements, except that Tenant shall only be required to appropriately "cap" or otherwise close off unexposed plumbing and ventilating equipment located within the walls and patch holes in the walls resulting from removal of the Cafeteria Improvements. In addition, Tenant shall demolish the interior wall within the Cafeteria and remove the suspended ceiling, light fixtures and floor covering within the Cafeteria to return the ceiling and floor to "shell" condition.

         C. Notwithstanding any contrary provision of Section VIII.A above, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

IX.      REPAIRS AND ALTERATIONS.

         A. Tenant's Repair Obligations. Subject to Landlord's repair obligations in Section IX.B and to the provisions of Sections XVII and XVIII below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term. Tenant's repair obligations shall extend to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to complete any repairs to the Premises within 30 days (or such longer period as is reasonably necessary to complete such repairs) after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the repairs.

         B. Landlord's Repair Obligations. Anything contained in Section IX.A above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Buildings, including the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building (except that in no event shall Landlord be required to repair Tenant's raised floors, supplemental heating, ventilation and air conditioning systems and any other systems and equipment contained in Tenant's "clean room," computer rooms or other special areas which shall be Tenant's responsibility to repair at Tenant's sole cost and expense); provided, however, if such Landlord-required maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs to the extent such cost is not covered by Landlord's insurance. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance obligation of Landlord provided Landlord acts to perform such maintenance or repairs within a reasonable period of time after Tenant gives notice of the need therefor. There shall be no abatement of rent (except as provided in Section VII.C above) and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Subject to Tenant's rights under Section IX.D below, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

         C. Tenant's Self-Help. Notwithstanding anything to the contrary set forth in this Section IX, if (i) Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord's obligation to perform under Section IX.B. above, (ii) Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice, and (iii) such failure to undertake repairs and/or maintenance materially interferes with the conduct of Tenant's business in the Premises, then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business day notice to Landlord that Tenant is taking such required action. However, Tenant shall not undertake pursuant to this Section VIII.C any repairs to structural portions of the 4100 Building or any work which would alter the exterior appearance of the 4100 Building. If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant's reasonable costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord's receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease the amount of such invoice together with interest which shall have accrued on the amount of such invoice during the period from and after Tenant's delivery of such invoice to Landlord through and including the date Landlord delivers the payment to Tenant, at the Interest Rate; provided, however, that notwithstanding the foregoing to the contrary, if (1) Landlord delivers to Tenant within such three (3) business day period described above, a written objection to Tenant's right to receive any such reimbursement based upon Landlord's claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or
                  (2) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice based upon Landlord's claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or deduction from Rent, but Tenant, as its sole remedy, may proceed to institute legal proceedings to determine and collect the amount, if any, of such reimbursement. In the event Tenant prevails in such legal proceedings and receives a monetary judgment against Landlord, then Landlord shall pay such judgment to Tenant within thirty (30) days of date such monetary judgment is entered. If such monetary judgment is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to deduct from Rent payable under this Lease the amount of such monetary judgment together with interest which shall have accrued on such monetary judgment during the period from and after the day after the date such monetary judgment was received through and including the date that Tenant deducts from Rent the amount of such monetary judgment, at the Interest Rate. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Building's mechanical, electrical or plumbing systems, Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord's consent for such repairs.

         D. Alterations. Tenant shall not make alterations, additions or improvements to the conditioned Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed (provided, however, that under no circumstances shall Tenant be permitted to make any structural alterations without the express consent of Landlord, which may be withheld in Landlord's sole and absolute discretion). However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building;
                  (3) will not affect the structure of the Building or materially adversely affect the Building's systems; and (4) does not entail any work whatsoever to be performed inside the demising walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems provided the work of such contractors is competitively priced); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed.

                  Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall be fully responsible, at its sole expense, for ensuring that the Alterations comply with all insurance requirements and Laws and completion of all Alterations shall be in compliance with all of the terms of this Lease, including, without limitation,
                  Section XIII. Landlord's approval of an Alteration shall not be, or be deemed to be, a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.       USE OF ELECTRICAL SERVICES BY TENANT.

         A. Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Expenses (except as provided in Section X.B. for excess usage); (2) by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; or (3) by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Tenant shall have the exclusive right to select the company providing electrical service to the Premises, for so long as the Premises consist of the entire 4100 Building. If the Premises ever are less than the entire 4100 Building, Landlord shall select the electrical service provider based on a prudent balancing of reliability and cost considerations. If the cost of electricity supplied to the Premises is paid under clause
                  (1) and (2) of this Section X.A., there shall be no profit to or make-up by Landlord, and the cost payable by Tenant shall be net of any rebate, credit, discount, refund or other economic benefit received by Landlord or any affiliates of Landlord (valued, in the case of non-cash consideration, on a fair market value basis).

         B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, the Building's engineered electrical capacity. If Tenant consumes electrical service other than through meters controlled by the utility supplier ("Metered Service"), Landlord may reasonably require the installation of meters or submeters, air handlers or cooling units), and (to the extent permitted by Law), the installation and maintenance costs shall be paid by Tenant. Where it is impractical for Landlord to separately meter electrical use, Landlord shall have the right to measure electrical usage by survey or other commonly accepted methods approved by Tenant. If Tenant consumes any electricity in the Premises other than through Metered Service, Landlord may recover from Tenant, as Additional Rent, Landlord's cost of supplying electricity in excess of the Building's standard amount, regardless of whether such excess is due to greater than standard electrical consumption during Normal Business Hours or use of the Premises, outside Normal Business Hours. The Building's "standard" electrical consumption shall be based on the average actual use during Normal Business Hours by Tenant and other tenants of the Building or, at Landlord's election, by average consumption of similar (i.e., office use) tenants in

                  Comparable Buildings. Landlord's recovery of costs for supplying electrical service to the Premises other than through Metered Service may include direct out-of-pocket expenses reasonably and necessarily incurred by Landlord and reasonable administrative charges (but not to exceed what is customarily charged by operators of Comparable Buildings).

XI.      ENTRY BY LANDLORD.

         Landlord, its agents, contractors and representatives may enter the Premises to inspect or during the last 12 months of the Term (or 12 months before the termination date for any portion of the Premises as to which Tenant is exercising the Termination Option granted by Section XXX.V below) show the Premises (provided that Landlord may enter the Premises at any point during the Term to show the Premises in connection with a sale of the Building or a portion thereof), to clean and make repairs, to the Premises, and to conduct or facilitate reasonable repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees or other tenants of the Building, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. If Landlord observes the requirements of this
Section XI, entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding any contrary provision of this Lease, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts: (1) not to unreasonably interfere with the conduct of the business of Tenant in the Premises; and (2) if entry during Normal Business Hours would unreasonably interfere with Tenant's business, to perform such entry during hours other than Normal Business Hours. Landlord, however, shall not be required to perform such entry after Normal Business Hours if Landlord's entry is necessitated by the acts or omissions of Tenant

XII.     ASSIGNMENT AND SUBLETTING.

         A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) except in connection with a sublease, the proposed transferee's financial condition is not reasonably adequate to meet the obligations imposed on Tenant by this Lease and otherwise reasonably acceptable to Landlord;
                  (2) the proposed transferee's use is not a Permitted use and either is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) Tenant is in default after the expiration of the notice and cure periods in this Lease (unless such default will be cured in connection with the Transfer); (4) any portion of the Building or Premises would become subject to additional or different Laws as a consequence of the proposed Transfer; or
                  (5) the proposed transferee is a governmental agency or an instrumentality thereof, unless Landlord has previously approved such an occupant for other space in the Building. Any attempted Transfer in violation of this Section shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

         B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 10 days of its receipt of the required information and documentation, either consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing. In the event that Landlord fails to respond within such 10-day period, such failure shall be deemed to constitute Landlord's refusal to consent to the Transfer. If Landlord gives written notice of its refusal to consent to the Transfer, such notice shall specify with reasonable particularity the grounds for such refusal. If Landlord is deemed to have refused consent to a Transfer, Landlord shall within 2 business days after Tenant's request therefor specify in writing to Tenant with reasonable particularity the grounds for such refusal; and if Landlord fails to do so, Landlord shall be deemed to have unreasonably withheld its consent to the proposed Transfer. Tenant shall pay Landlord a review fee of $1,250.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) are less than $1,250.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

         C. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

         D. Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet the Premises in whole or in part to an affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in material default; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a tangible net worth which is not less than Tenant's tangible net worth on the Commencement Date or the date of the Permitted Transfer, whichever is greater;
                  (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iv) in no event shall any Permitted Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least

                  30 days prior to the effective date of such Permitted Transfer unless such prior notice is prohibited by law. As used herein:
                  (a) "affiliate" shall mean an entity under common control with Tenant; (b) "parent" shall mean a company which owns at least fifty-one percent (51%) of Tenant's voting equity; (b) "subsidiary" shall mean an entity at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) . If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

         E. With respect to any Transfer other than a Permitted Transfer, Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt thereof, fifty percent (50%) of the Transfer Premium. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting all reasonable and customary expenses incurred by Tenant for (i) any out-of-pocket costs resulting from changes, alterations and improvements to the Premises in connection with the Transfer (provided such costs are not in excess of allowances being granted in prevailing market transactions in the Comparable Buildings for leases or subleases of space which is comparable in size, type and configuration), (ii) any brokerage commissions in connection with the Transfer, and
                  (iii) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord's consent thereto and in collecting any sums due from the transferee. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for (A) services rendered by Tenant to the transferee or
                  (B) assets, fixtures, inventory, equipment, or furniture transferred by Tenant to transferee in connection with such Transfer. The provisions of this Section XII.E. shall apply regardless of whether such Transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such Transfer, except that Landlord may not simultaneously seek payment of its share of any Transfer Premium and challenge the effectiveness or continuation of the Transfer. Tenant shall not structure any Transfer which is subject to this Section XII.E. solely for the purpose of reducing the amount payable to Landlord under this Section XII.E., nor shall Tenant take any other steps solely for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; and, in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred. However, notwithstanding the preceding sentence, Tenant shall be entitled to exercise its good faith business judgment in negotiating the terms and conditions of any Transfer, and Landlord may not reasonably refuse to consent to a Transfer on the ground that Tenant failed to obtain sufficient consideration for such Transfer.

XIII.    LIENS.

         Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord, together with reasonable supporting documentation.

XIV.     INDEMNITY AND WAIVER OF CLAIMS.

         A. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, agents, property managers, directors, employees, Mortgagee(s) (defined in Section XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises during the Term or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees, or any breach by Tenant hereunder.

         B. Except to the extent caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), or to the extent not insured by, or required to be insured by, Tenant under this Lease, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) with respect to the Premises of Landlord, the Landlord Related Parties or any of Landlord's contractors, or any breach by Landlord hereunder.

         C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant (with respect to Tenant's occupancy under this Lease) resulting from: (1) wind, weather, flood, earthquake, or any other natural causes; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord.

                  Tenant shall insure itself against such losses under Section XV below. Notwithstanding the foregoing, except as provided in
                  Section XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the gross negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish Landlord's express repair and maintenance obligations elsewhere in this Lease.

XV.      INSURANCE.

         Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00; (2) All Risk Property/Business Interruption Insurance, excluding flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor) and Mortgagee as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI.     SUBROGATION.

         Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII.    CASUALTY DAMAGE.

         A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) Completion Estimate (as defined in Section XVIII.B) indicated the Premises cannot be made tenantable within 365 days from the date of damage; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; (5) the cost of the repairs, alterations, restoration or improvement work would exceed 50% of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary; or (6) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Section, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

         B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness but in all events within 45 days from the date of such occurrence, cause an architect or general contractor reasonably selected by Landlord and approved by Tenant (approval not to be unreasonably withheld) to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 365 days from the date of the damage, then regardless of anything in Section XVII.A. above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 30 days after receipt of the Completion Estimate. The Premises shall not be considered tenantable until all necessary repairs and reconstruction work has been substantially completed therein and substantially all necessary parking and access is available to Tenant. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's, contractors or licensees (acting within the scope of their authority). In addition, Tenant shall have the right to terminate this Lease if all of the following conditions are satisfied: (1) at least 50% of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within 90 days after the date of such fire or other casualty; (2) there is less than 1 year of the Term remaining on the date of such casualty; (3) the casualty was not caused by the negligence or intentional misconduct of Tenant or its agents, employees or contractors; and (4) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the fire or other casualty. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration of the Premises within 120 days after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord delivered within 10 days after the expiration of such 120 day period as the same may be extended, but prior to substantial completion of the Premises. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by Tenant; and (ii) any delays caused by events of Force Majeure.

         C. The provisions of this Lease, including this Section XVII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

XVIII.   CONDEMNATION.

         Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant may file a separate claim at its sole cost and expense for loss of Tenant's leasehold estate or interest or diminution in the value thereof, Tenant's Property and Tenant's reasonable relocation expenses, and any other compensable loss sustained by Tenant in connection with the Taking (so long as such claim does not diminish the award available to Landlord or any Mortgagee, and such claim is payable separately to Tenant). Each of Landlord and Tenant hereby waive any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

XIX.     EVENTS OF DEFAULT.

         Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

         A. Tenant's failure to pay when due all or any portion of the Rent ("Monetary Default"), or to procure any insurance Tenant is required to maintain under Section XV above, where such failure is not cured within five (5) days after written notice of delinquency or demand; provided, however, that if Landlord has given Tenant 2 such delinquency notices in the preceding 12 period, then Tenant's subsequent failure to pay any Rent or other charge when due shall constitute a default under this Lease without requirement of any notice or cure period.

         B. Tenant's failure (other than a Monetary Default) to comply with any material term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently that cures the failure and brings Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

         C. A petition is filed by or against Tenant under the United States Bankruptcy Code or any other federal or state laws governing insolvency (and, in the case of a petition filed against Tenant, the same is not discharged within 30 days), or Tenant makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

         D. The leasehold estate is taken by process or operation of Law, and such taking is not stayed or dismissed within 30 days.

XX.      REMEDIES.

         A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Section XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section XIX or this Section XX, and waives any and all other notices or demand requirements imposed by applicable law):

                  1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

                           (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

                           (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

                           (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

                           (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                           (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

                           The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate. As used in this Lease, the "Prime Rate" shall be the lowest per annum interest rate published in the Wall Street Journal (or any successor publication) as the prime or base rate of United States money center banks on loans to their most creditworthy corporate borrowers. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

                  2.       Employ the remedy described in California Civil Code
                           Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

                  3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

         B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

         C. Except as otherwise expressly provided herein, no right or remedy is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord or Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

         D. If Tenant is in default, then, to the extent permitted by Law, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of the maximum rate permitted by Law or the Prime Rate plus 2% per annum.

         E. This Section XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI.     LIMITATION OF LIABILITY.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY, WHICH INTEREST SHALL INCLUDE THE RENTS, PROCEEDS OF SALE OR OTHER INCOME RECEIVED BY LANDLORD. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII.    NO WAIVER.

         Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due and Landlord's acceptance of such check or payment does not constitute a waiver of any rights, including any right Landlord may have to recover possession of the Premises. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer. Tenant acknowledges that this Section XXII imparts actual notice to Tenant, pursuant to California Code of Civil Procedure Section 1161.1(c), that

Landlord's acceptance of partial payment of Rent does not constitute a waiver of any rights, including any right Landlord may have to recover possession of the Premises.

XXIII.  QUIET ENJOYMENT.

         Tenant shall, and may quietly and peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.   FURNITURE.

         A. Furniture Subject to GE Capital Lease. Tenant leases its furniture under a lease with GE Capital (the "Furniture Lease") which is scheduled to end in December, 2003. The furniture subject to the Furniture Lease consists of that which is currently located in the Premises and other furniture which Legacy Partners, L.P. ("Legacy Partners") and PE Corporation (NY) ("PE Corporation") are using pursuant to the terms of their leases of space in the 4000 Building. Tenant shall keep the Furniture Lease in full force and effect through the expiration of the term thereof, shall not extend the expiration date of the Furniture Lease, and shall take such steps as are necessary to acquire title to the furniture at the expiration of the Furniture Lease. Notwithstanding the foregoing, Tenant may terminate the Furniture Lease early provided Tenant acquires title to the furniture in connection with such early termination.

         B. Default As To Furniture Used by Legacy. Under Legacy Partners' Lease in the 4000 Building ("Legacy Lease"), Legacy is entitled to receive a rent credit if certain of Tenant's furniture subject to the Furniture Lease is not made available for Legacy Partners' use. If Tenant fails to perform as required under Section XXIV.A above and, as a result, Legacy Partners is entitled to a rent credit under the Legacy Lease, Tenant shall pay to Landlord, within five (5) days after demand therefor is made, the full amount of the rent credit under the Legacy Lease which results from certain of Tenant's furniture being unavailable for use by Legacy Partners. To the extent the Legacy Lease calls for the rent credit to be taken in installments, rather than on a lump sum basis, the amount payable by Tenant hereunder shall be discounted to present value to reflect such installment treatment (using the same discount rate as is specified in Section XX.A.1 above. As such time as the Furniture Lease comes to an end and Tenant acquires title to the furniture, Tenant shall convey to Landlord good title to all such furniture as Legacy Partners is entitled to use under the Legacy Lease and all such furniture as PE Corporation is entitled to use under its lease of space in the 4000 Building. Such furniture shall be conveyed free of liens or encumbrances (other than such rights to use thereof as may be held by Legacy Partners and PE Corporation) in its then "AS IS" and "WITH ALL FAULTS" condition.

         C. Possible Conveyance of Furniture Upon Termination. If Tenant exercises the Termination Option granted under Section XXXV below with respect to the sixth, fifth and/or fourth floor(s) of the Premises, Landlord may elect to purchase all of the Selected Furniture (as defined below), by delivering written notice to Tenant within 30 days after Tenant's exercise of the Termination Option with respect to such floor(s). Landlord's election to purchase shall apply to all of the Selected Furniture located on those of the sixth, fifth and/or fourth floor(s) as to which Tenant is then exercising the Termination Option. If Landlord timely elects to purchase the Selected Furniture, Tenant shall convey to Landlord good title to the Selected Furniture located on such floor(s), and as consideration therefor the Termination Fee shall be reduced by an amount equal to the product of $1.00 multiplied by the total rentable square footage of the sixth, fifth and/or fourth floors as to which the Termination Option is being exercised. Tenant shall leave intact all cable connected to the Selected Furniture if purchased by Landlord. The Selected Furniture shall be conveyed free of liens or encumbrances and in its then "AS IS" and WITH ALL FAULTS" condition. As used in this Section XXIV.C, the "Selected Furniture" shall mean only the furniture systems commonly known as "cubicles" located on the sixth, fifth and fourth floors, together with one desk chair for each such cubicle and all furniture located in offices within such floors of the Premises (but excluding all furniture in the office of the CEO of Tenant and all free-standing file cabinets on the sixth, fifth and fourth floors). Selected Furniture does not include any office equipment, including, without limitation telephones, computers, monitors, servers, routers, copiers, facsimile machines, audio-visual equipment and the like.

XXV.     HOLDING OVER.

         A. Except for any permitted occupancy by Tenant under Section XXV.B, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (prorated for any partial month during the holdover) equal to
                  (i) for the first month of the holding over 150% of the Rent due for the period immediately preceding the holdover, and
                  (ii) for the second month of the holding over 200% of the Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 30 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

         B. Notwithstanding anything set forth in this Section XXV to the contrary, Tenant shall have the one-time right to extend the initial Term for a period of up to six months thereafter ("Temporary Extension Term") by delivering written notice of the exercise of such right at least 1 year prior to the expiration of the initial Term which notice shall specify the period of the Temporary Extension Term Tenant shall select (which period shall be not less than one month nor more than six months), and provided that all of the following conditions are satisfied: (1) Tenant shall not have exercised its First Option under Section XXXII; (B) at Landlord's option, in addition to all remedies available to Landlord under this Lease, at law or in equity, Tenant is not in monetary or material non-monetary default under this Lease (after expiration of any applicable notice and cure period) as of the date Tenant delivers such notice to Landlord or the commencement of the Temporary Extension Term; and (C) such renewal right is personal to the original Tenant and any transferee under a Permitted Transfer. If Tenant timely exercises the extension right granted by this Section XXV.B., all of the terms and conditions of this Lease shall apply during the Temporary Extension Term, except that the monthly Base Rent payable by Tenant during the Temporary Extension Term shall be equal to the greater of (1) the Prevailing Market rate (as defined in Section XXXII) for the Premises as of the commencement of the Temporary Extension Term (but such Prevailing Market rate for the Temporary Extension Term shall be determined without regard to any economic concessions or inducements, including tenant improvement allowances, and Landlord shall not be obligated to provide any such concessions or inducements to Tenant for such Temporary Extension Term); or (2) one hundred fifty percent (150%) of the monthly Base Rent applicable during the last month of the initial Term.

XXVI.    SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

         A. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute, within five (5) days after receipt of such request, a commercially reasonable subordination agreement in favor of the Mortgagee, provided such agreement meets the requirements for the SNDA (as detailed below). In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Notwithstanding anything foregoing to the contrary, with respect to the existing Mortgage, Tenant will execute a Subordination, Attornment and Non Disturbance Agreement ("SNDA") in the form attached hereto as EXHIBIT C. Tenant shall not be obligated for any costs in connection with obtaining Mortgagee's signature on the SNDA. Said SNDA will be returned to Tenant following the execution thereof by Mortgagee. In addition, as a condition precedent to the future subordination of this Lease, Landlord will be required to obtain a SNDA in favor of Tenant from any future Mortgagee on such Mortgagee's then current standard form of agreement, provided such form contains substantially similar provisions as those set forth in EXHIBIT C or such other commercially reasonable changes to such future Mortgagee's form of SNDA, provided further that Tenant's rights and obligations under such form are not materially different from those set forth in EXHIBIT C Upon agreement between Tenant and such future Mortgagee, Tenant will execute such SNDA and return the same to the future Mortgagee for execution. If Tenant and any future Mortgagee are unable to agree upon the terms and conditions of the SNDA, Tenant, upon request of such future Mortgagee, agrees to enter into SNDA on the form attached hereto as EXHIBIT C. Landlord's failure to obtain a SNDA for Tenant from any future Mortgagee shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. If, however, Tenant is unwilling to enter into such SNDA on the form attached hereto as EXHIBIT C, such refusal shall be considered to be a default hereunder by Tenant, subject to the notice and cure provisions of Section XIX hereof, and Landlord shall have no further obligation to attempt to obtain a SNDA from such future Mortgagee.

         B. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

XXVII.   ATTORNEYS' FEES.

         If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. NOTICE.

         If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by nationally recognized overnight or same day courier service at the party's respective Notice Address(es) set forth in Section I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Section or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Section.

XXIX. EXCEPTED RIGHTS.

         A. This Lease does not grant any rights to light or air over or about the Building. Subject to the limitation expressed below, Landlord excepts and reserves to itself the use of: (1) roofs,
                  (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. However, for so long as the Premises consist of the entire 4100 Building, the foregoing exception and reservation shall not apply to any areas within the exterior walls of the 4100 Building; provided, however, that Tenant's use of such areas shall remain subject to all of the terms and conditions of this Lease. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes, terrorism or reasonable belief of the threat thereof and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent, provided, however, that Tenant shall have the remedies provided in Section VII.C.

         B. During the Term Tenant shall have, appurtenant to its leasehold, non-exclusive rights to utilize those areas outside of the Premises ("Reserved Areas") which are in use by Tenant on the Commencement Date or subsequently may be offered to Building tenants by Landlord and which are not now, but later become reasonably necessary for Tenant to take full advantage of technological advances affecting office users generally or Tenant's Permitted Use in particular (the "Reserved Area Rights"); provided that any use of Reserved Areas not in effect on the Commencement Date shall be contingent upon Tenant's entering into agreements (including reasonable compensation therefor consistent with the Prevailing Market) relating thereto that are reasonably acceptable to Landlord. Such Reserved Area Rights shall be subject to such reasonable rules and regulations as Landlord may uniformly impose.

XXX. SURRENDER OF PREMISES.

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Section
XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Section VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI. MISCELLANEOUS.

         A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Sections and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

         B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

         C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

         D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorism, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

         E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

         F. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

         G. Each of Landlord and Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of such party is authorized to do so on such party's behalf; (2) this Lease is binding upon such party; and (3) such party is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California.

         H. Time is of the essence with respect to each provision of this Lease in which time is an element. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

         I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV, VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

         J. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

         K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

         L. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building (or the addition, removal or substitution of partners or members to Landlord). Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant. However, nothing in this Lease shall be construed to obligate Tenant to share with Landlord or any actual or prospective Mortgagee any non-public information concerning Tenant or Tenant's financial condition or business affairs. The parties agree that this Section XXXI.L shall not apply so long as Tenant is a public company and in material compliance with the financial reporting requirements imposed by the Securities and Exchange Commission.

         M. Except as otherwise expressly provided for in this Lease: (i) whenever a party's consent or approval is called for under this Lease, such party shall not unreasonably withhold, condition or delay such consent or approval; and (ii) any provision requiring performance to the satisfaction of a party shall connote an objective rather than a subjective standard of satisfaction. No provision of this Lease authorizing a party to exercise discretion shall relieve such party of the duty to act in good faith.

         N. If required by law, Landlord and Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i)

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                  restrictions on the number of peak-hour vehicle trips
                  generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Property or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

         O. Landlord shall cooperate with Tenant to create an area in the plaza area outside of the 4100 Building for Tenant to use from time to time for informal social gatherings of Tenant's employees; provided, however, that Tenant's use of such area shall be subject to: (i) Landlord's reasonable rules and regulations which govern the use of same, (ii) the applicable provisions of this Lease, including, without limitation, Sections XIV and XV and (iii) other tenants' rights to use same.

         P.       Satellite Dish and Generator.

                  1. Tenant shall have the nonexclusive right at Tenant's sole cost and expense and subject to the provisions of this Section XXXI.P, to install (or, to the extent existing on the Commencement Date, to maintain): (i) one or more satellite dishes (individually and collectively, the "Satellite Dish") on the roof of the 4100 Building; and (ii) up to two back-up emergency generators for the 4100 Building (collectively, the "Emergency Generator"). In addition, Tenant shall have the right, subject to available capacity of the 4100 Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the 4100 Building as is reasonably necessary to connect each Satellite Dish and the Emergency Generator to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section XXXI.P.2, below, and subject to the availability of vertical riser and feeder excess capacity; provided, however, that Tenant's right to the available capacity of the 4100 Building shall be prior to the rights of other tenants to such capacity. Tenant shall also have the right of access, consistent with Section XXX.I.P.4, below, to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the same.

                  2. The installation of each Satellite Dish, Emergency Generator and related Connecting Equipment (hereby referred to together and/or separately as the "Special Equipment") shall be performed in accordance with and subject to the provisions of Section IX.D. of this Lease, including, without limitation, Tenant's obligation to obtain Landlord's prior consent to the location, size and other specifications of the Special Equipment; provided, however, in no event shall any Satellite Dish not in place on the Commencement Date be of such size as to exceed the height of the screening to be installed by Landlord on the roof of the 4100 Building or otherwise not be fully screened from view by such screening. The Special Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. For the purposes of determining Tenant's obligations with respect to its use of the Generator Site and the roof of the 4100 Building, the portion of the roof of the 4100 Building affected by the Special Equipment and the Generator Site shall be deemed to be a portion of Tenant's Premises; consequently, all of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Special Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws. Landlord shall have no obligation with regard to the affected portion of the roof, the Generator Site or the Special Equipment except as provided in this Section XXX.I.P.

                  3. It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof of the 4100 Building or the Generator Site not utilized by Tenant and to use the portion of the roof of the 4100 Building and the Generator Site on which the Special Equipment is located for any purpose whatsoever, provided in each event that Tenant shall have reasonable access to, and Landlord and such third party's use of the roof and/or the Generator Site shall not unduly interfere with Tenant's use of, the Special Equipment.

                  4. Tenant shall install, use, maintain and repair the Special Equipment so as not to damage or interfere with the operation of the Buildings or the Systems and Equipment or any other communications or similar equipment located in or on the Buildings or Real Property; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney's fees) arising out of Tenant's failure to comply with the provisions of this Section XXX.I.P, but such indemnity shall not apply to the extent of any damage to property which is covered by insurance Landlord maintains or is required to maintain pursuant to this Lease.

                  5. Landlord shall not have any obligations with respect to the Special Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Special Equipment except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Satellite Equipment will be able to receive or transmit communication signals without interference or disturbance or that the Emergency Generator will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor; however, Landlord agrees to use reasonable efforts to correct or cause a correction of any unreasonable interference or disturbance with Tenant's Satellite Equipment attributable to the use of other antennae on the 4100 Building by Landlord or other tenants.

                  6. Tenant shall (i) be solely responsible for any damage caused as a result of the Special Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) make necessary repairs, replacements to or maintenance of the Special Equipment.

                  7. Tenant shall not use any Hazardous Materials in connection with the Special Equipment, except that Tenant may use fuel stored within the Emergency Generator as necessary for the operation thereof, as long as such fuel is kept, maintained and used in accordance with all applicable laws and the highest safety standards for such use, and so long as such fuel is always stored within the Emergency Generator and is not used or stored in any area outside of the Emergency Generator. Tenant shall promptly, at Tenant's expense, take all investigatory and all remedial action required by applicable laws and reasonably recommended by Landlord, whether or not formally ordered or required by applicable laws, for the cleanup of any spill, release or other contamination of the Satellite Site, the Generator Site and/or the Real Property caused or contributed to by Tenant's use of the Special Equipment (including, without limitation, the fuel for the Emergency Generator), or pertaining to or involving any such fuel or other Hazardous Materials brought onto the Satellite Site and/or Generator Site during the Lease Term by Tenant or any of Tenant's agents, employees, contractors, licensees or invitees. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all loss of rents, damages, losses, liabilities, judgments, claims, expenses, penalties and attorneys' and consultants' fees arising out of or involving any Hazardous Materials brought onto the Satellite Site and/or Generator Site by or for Tenant. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or any of Tenant's agents, employees, licensees or invitees, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

                  8. Tenant's Emergency Generator shall be routinely tested and inspected by a qualified contractor selected by Tenant and approved by Landlord, at Tenant's expense, in accordance with testing and inspection service contracts approved by Landlord. Tenant will provide Landlord with copies of certificates and other documentation related to the testing of the Emergency Generator. Testing hours are restricted, however, to those specific hours set and determined by Landlord from time to time.

         Q. Tenant shall have the right, but no obligation, to operate the existing Cafeteria on the Premises during the Term. Tenant's operation of the Cafeteria shall be subject to the following:

                  1. Only Tenant's employees, people Tenant invites to the Premises to conduct business and other tenants of the Property shall be permitted to use the Cafeteria, and, no other members of the general public shall be permitted to use the Cafeteria.

                  2. Tenant shall, at all times and at Tenant's sole cost and expense, maintain all aspects of the Cafeteria, including, without limitation, service, cleanliness, orderliness and appearance, in a first-class manner.

                  3. Tenant shall pay for all of the utilities serving the Kitchen.

                  4. Tenant shall store and dispose of refuse and garbage generated in connection with the operation of the Kitchen in a rubbish container or compactor which shall be waterproof, sealed, rodent-proof, nonabsorbent, deodorized and covered with a close-fitting lid and located in an area designated by Landlord, and in accordance with state and local health department rules and regulations. Tenant shall keep the path of travel to the trash area clean at all times. Tenant shall be solely responsible for the costs for such storage and removal of garbage. Tenant shall complete or cause to be completed all refuse removal from the Cafeteria and all deliveries to the Cafeteria, during hours designated by Landlord from time to time and shall permit the parking and/or unloading of delivery vehicles only in areas designated by Landlord.

                  5. Tenant shall not discharge any corrosive, damaging or clogging substances through any drain lines from the Premises; should Tenant fail to observe this duty, Tenant shall be solely responsible for the cost of freeing, cleaning and replacing such pipes and any other damage resulting therefrom.

                  6. Tenant shall not operate an incinerator or burn trash or garbage within the Premises. Tenant shall be responsible, at Tenant's sole cost and expense, for obtaining all janitorial service for the Cafeteria.

                  7. At Tenant's sole cost and expense, Tenant agrees to do all necessary maintenance, repairs, modifications, replacements and cleaning of all ventilation and greasetrap and other systems serving the Cafeteria in order to eliminate and avoid orders and particles emanating in and from the Cafeteria and the Premises. Further, Tenant shall, at Tenant's sole cost and expense, maintain, repair, modify, replace and clean all kitchen equipment, including (without limitation) all exhaust system equipment, in order to eliminate and avoid fire, smoke and other hazards in a first class manner and in a manner which in all respects is satisfactory to Landlord. Such exhaust system shall include a water filtration system which is designed to keep the exterior of the 4100 Building clean. Tenant shall fully and punctually comply with all health codes and state and municipal laws pertaining to such systems.

                  8. Tenant shall, at Tenant's sole cost and expense, obtain and maintain in effect at all times pest control service to regularly exterminate the Cafeteria. Such service shall exterminate the Cafeteria as necessary to keep the Premises free from pests and to keep pests from emanating to or from the Cafeteria, the Premises and/or Real Property as a result of Tenant's operation of the Cafeteria. Tenant shall complete or cause to be completed all extermination during hours designated by Landlord from time to time and shall permit the parking vehicles used in connection with such extermination only in areas designated by Landlord.

                  9. In the event that at any time Tenant shall fail to comply with Sections XXXI.Q.1 through XXXI.Q.8, inclusive, above and such failure continues beyond any applicable notice and cure period under this Lease, Landlord shall have the right to terminate Tenant's right to operate the Cafeteria under this
                           Section XXXI.Q. In no event shall Landlord have any obligation at any time to provide the services described in Section XXXI.Q.1 through XXXI.Q.8.

                  10. Tenant may contract with third party contractors to operate the Cafeteria (the "Cafeteria Operator") and to perform the services described in Sections XXXI.Q.1 through XXXI.Q.8, inclusive, above; provided, however, that Landlord shall first approve any Cafeteria Operator selected by Tenant after the Commencement Date, which approval may be conditioned upon, among other things, such contractors carrying and maintaining appropriate types and amounts of insurance coverage and naming Landlord and Landlord's property manager as additional insureds on such insurance policies. Notwithstanding anything herein to the contrary, the Cafeteria Operator shall maintain the endorsements described in XXXI.Q.11 below and name Landlord and Landlord's property manager as additional insureds on the policies of insurance carried by the Cafeteria Operator.

                  11. In addition to the insurance described in Section XV of this Lease, Tenant shall obtain a liquor liability endorsement and a products completed operations coverage endorsement to the Commercial General Liability Insurance policy.

         R. Subject to Section XXXV.E, Tenant shall have the right to display its name on all signs outside of the 4100 Building existing on the Commencement Date, and the exclusive right to display its name on all signs in the lobby of the 4100 Building.

XXXII. RENEWAL OPTIONS.

         A. Grant of Options; Conditions. Subject to Section XXXV.E below, Tenant shall have the right to extend the Term (the first option exercisable by Tenant shall be referred to as the "First Option" the second option exercisable by Tenant shall be referred to as the "Second Option," and the third option exercisable by Tenant shall be referred to as the "Third Option," collectively the First Option, the Section Option and the Third Option are the "Renewal Options") for three additional periods of 5 years each (the "First Option Term," the "Second Option Term," and the "Third Option Term," respectively, and each an "Option Term") commencing on the day following the Termination Date of the initial Term or the end of the First Option term, as applicable, and ending on the 5th anniversary of the Termination Date of the First Option Term, the Second Option Term or the Third Option Term, as applicable, if:

                  1. Landlord receives notice of exercise ("Initial Renewal Notice") not less than 12 full calendar months prior to the expiration of the initial Term, First Option Term or Second Option Term, as applicable; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers the applicable Initial Renewal Notice or at the time Tenant delivers the applicable Binding Notice (as defined below).

         B. Terms Applicable to Premises During the First Option Term, the Second Option Term or the Third Option Term.

            1. The initial Base Rent rate per rentable square foot for the Premises during the First Option Term, the Second Option Term and the Third Option Term, as applicable, shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the First Option Term, the Second Option Term or the Third Option Term, as the case may be, shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section IV of the Lease.

            2. Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the First Option Term, the Second Option Term and the Third Option Term in accordance with Section IV of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the First Option Term, the Second Option Term or the Third Option Term, as the case may be.

      C. Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Option Term. Tenant, within 30 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Option Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15-day period, it shall be deemed a Rejection Notice. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Option Term Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date on which Tenant provides Landlord with a Rejection Notice, either party, by written notice to the other (the "Arbitration Notice") within 5 Business Days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the following procedures. If neither party exercises its right to arbitrate, the Renewal Option and any subsequent Renewal Options shall be deemed to be null and void and of no further force and effect. If either party provides the other with an Arbitration Notice, Landlord and Tenant, within 10 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within 10 days after the exchange of Estimates, shall each select a appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the vicinity with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Option Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the appraiser shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Option Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, provided they have had no dealings with Landlord or Tenant within the immediately preceding 12 month period, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts reasonably retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate has not been determined by the commencement date of the Option Term, Tenant shall pay Base Rent upon the terms and conditions in effect for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted, if necessary, to the commencement of the Option Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent or at Tenant's election, reimburse Tenant within 30 days.

      D. Renewal Amendment. If Tenant is entitled to and properly exercises its applicable Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after final determination of the Prevailing Market rate applicable during the First Option Term, the Second Option Term or the Third Option Term, as applicable. An otherwise valid exercise of the applicable Option shall be fully effective whether or not the Renewal Amendment is executed.

      E. Definition of Prevailing Market. For purposes of the Options, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Comparable Buildings. The determination of Prevailing Market shall take into account all relevant factors in determining the current fair market rental rate for premises comparable to the Premises located in the Comparable Buildings, fully recognizing any material economic differences between the terms of this Lease and any comparison lease or amendment, including, without limitation: (1) the creditworthiness of the tenant, (2) the size, configuration and location of the leased premises (including rights to expand or contract), (3) the presence or absence of parking, views and other amenities serving the leased premises, (4) the term of the letting (including options to extend or shorten the term), (5) the condition of the leased premises and any improvement allowances or construction obligations of the landlord pertaining thereto, (5) the manner, if any, in which the landlord is reimbursed or otherwise compensated for operating expenses and taxes, (6) any periods of free or abated rent, (7) brokerage commissions (or the absence thereof) and (8) any other material concessions, inducements or consideration to be paid to or received by either the landlord or the tenant in connection with the lease in question. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

      F.    Options Personal. The Renewal Options granted to Tenant by this
            Section XXXII are personal to Inktomi Corporation and to any assignee of Inktomi Corporation (or a successor) in connection with a Permitted Transfer.

XXXIII. RIGHT OF FIRST OFFER.

      A. Subject to Section XXXV.E. below, Tenant shall have a continuing right of first offer (the "Right of First Offer") with respect to all the rentable square feet in the Building which is available for lease (the "Offering Space"); provided, however, that if Landlord sells the 4000 Building to an unaffiliated third party, the Offering Space shall not include the 4000 Building and Tenant's Right of First Offer shall not longer be applicable to the 4000 Building. For this purpose, space in the Building shall be considered "available for lease" only where an existing tenant will not extend or renew its lease of such space and PE Corporation (NY) will not exercise its expansion option (as such option exists on the Commencement
            Date) with respect to such space. Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that space in the Building qualifies as Offering Space, and prior to re-leasing such Offering Space), Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering irrevocable written notice of exercise to Landlord (the "Notice of Exercise") within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

            1. Tenant is in default under the Lease (beyond any applicable notice and cure period) at the time Landlord would otherwise deliver the Advice; or

            2. More than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice.

            3. Tenant does not have a Right of First Offer with respect to the Offering Space by reason of section xxxiii.E. below.

      B.    The following terms shall be applicable to the Offering Space:

             1.    The term for the Offering Space shall commence upon the
                  commencement date stated in the Advice (but in no event less than 60 days after delivery of the Advice, unless reasonably agreed to by Landlord and Tenant) and thereupon such Offering Space shall be considered a part of the Premises, coterminous with the initial Term or Option Term then in effect, provided that all of the economic terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

            2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as agreed between the parties, or if the parties are unable to agree within 30 days of the date of the Advice, by the procedure set forth in this Section XXXII for determining the Prevailing Market rate for a Option Term.

            3. Subject to Landlord's obligations under Section IX.B. of the Lease and Landlord's representations and warranties in the Lease, the Offering Space (including improvements), shall be accepted by Tenant in its "as-built" condition and configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party and otherwise in the required condition.

      C. Tenant's Right of First Offer shall terminate (i) as to all of the Offering Space 12 months prior to the Termination Date, as such Termination Date has been extended by Tenant's exercise of a Renewal Option, (ii) as to the particular Offering Space described in the Advice, upon Tenant's failure to exercise its Right of First Offer within the 5 Business Day period provided in this Section XXXII. In the event that Tenant's Right of First Offer has so terminated, Landlord shall have the right to lease any such Offering Space upon any terms without further notice to Tenant.

      D. Whenever Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent and Rentable Square Footage of the Premises. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within a reasonable thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

      E. Tenant's Right of First Offer shall be subject and subordinate to all rights of all existing tenants or occupants or their successors or assigns ("Existing Tenants") as of the Commencement Date hereof, including, without limitation, all manner of rights to renew or extend the term of their leases ("Renewal Rights"), options to expand their existing premises ("Expansion Rights"), or rights of first offer and any other rights to lease the Offering Space, if such rights have already been granted prior to the Commencement Date. Landlord shall not be required to provide Tenant notice of the terms of any such offer or exercise of such rights received by Landlord from Existing Tenants. All Renewal Rights and Expansion Rights may be exercised by Existing Tenants pursuant to their existing leases or any modifications thereof or by means of independent contractual agreements. In addition, Tenant's Right of First Refusal shall be subject and subordinate to any Expansion Rights and Renewal Rights (but not rights of first refusal or rights of right offer) granted to tenants of the Building under leases executed after the Commencement Date.

XXXIV. PARKING RIGHTS

      A. Landlord hereby grants to Tenant and persons designated by Tenant to use up to four (4) non-reserved parking spaces per each 1,000 rentable square feet of the Premises (the "Parking Rights") in the parking areas servicing the Building ("Parking Facility"), during the Term. The use of such spaces shall be provided free of charge during the initial Term and any Option Term.

      B. In exercising the Parking Rights, Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who repeatedly violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

      C. The Parking Rights shall be provided on a non-designated "first-come, first-served" basis.

XXXV. TENANT'S RIGHT TO TERMINATE

      A. Grant of Option. Landlord grants to Tenant an option to terminate this Lease before the scheduled Termination Date ("Termination Option"), as to all or part of the Premises, on and subject to the terms and conditions of this Section XXXV.

      B. Exercise of Termination Option. The Termination Option may be exercised by Tenant effective as of the beginning of the 25th month of the initial Term by irrevocable notice to Landlord ("Termination Notice") delivered no earlier than September 18, 2003 and no later than March 18, 2004. If Tenant has not previously exercised the Termination Option, or has previously exercised the Termination Option as to only a portion of the Premises, the Termination Option also may be exercised by Tenant effective as of the beginning of the 37th month of the initial Term by a Termination Notice delivered no earlier than September 18, 2004 and no later than March 18, 2005. Any Termination Notice applicable to less than all of the Premises shall identify those portions of the Premises as to which Tenant is exercising the Termination Option, and Tenant may not exercise the Termination Option as to less than full floor portions of the Premises. Furthermore, if Tenant exercises the Termination Option as to only a portion of the Premises, the Termination Option must be exercised from the "top down" (i.e., first with respect to the sixth floor, the fifth floor, the fourth floor, etc.).

      C. Termination Consideration. On or before the early termination date resulting from Tenant's exercise of the Termination Option (or earlier, if required under Section XXXV.D below), Tenant shall pay to Landlord a termination fee (the "Termination Fee") equal to the product of $11.88 multiplied by the rentable square footage of the Premises as to which Tenant has then exercised the Termination Option. If Landlord elects to purchase the Selected Furniture pursuant to Section XXIV.C. above, the Termination Fee shall be reduced as provided therein. Furthermore, in case of a partial termination due to Tenant's exercise of the Termination Option, the Base Rent for the remainder of the Premises shall remain at $1.25 per rentable square foot per month.

      D. Effect of Default on Termination Option. No default by Tenant under this Lease shall impair Tenant's right to exercise the Termination Option. However, if Tenant is in material default under this Lease (beyond any notice and cure period) at the time Tenant gives notice of exercise of the Termination Option, Tenant shall pay the Termination Fee at the time Tenant gives Landlord notice of exercise of the Termination Option. Furthermore, if Tenant exercises the Termination Option at a time when there is no material default by Tenant, but Tenant thereafter is in material default under this Lease (beyond any notice and cure period), then Tenant shall pay the applicable Termination Fee within five (5) days after Landlord makes written demand therefor. If Tenant exercises the Termination Option and pays the Termination Fee as herein provided, then Landlord's damages due to any default by Tenant shall exclude any sums attributable to obligations which are excused by virtue of Tenant's exercise of the Termination Option.

      E. Effect of Termination on Options, ROFO, Signage and Lobby Use. If Tenant exercises the Termination Option, Tenant's Options under
            Section XXXII and Tenant's Right of First Offer under Section XXXIII shall be extinguished and of no further force or effect. If Tenant exercises the Termination Option as to more than 50% of the Premises, Tenant shall lose the right to maintain exterior Building signage (including the right to signage on the sign adjacent to Highway 92 and the existing roof signage) although Tenant may retain space on the 4100 Building monument signage. Furthermore, Tenant's right to exclusive use of the lobby and the lobby signage in the 4100 Building shall end upon the partial termination of this Lease. However, for so long as Tenant continues to Lease at least 50% of the 4100 Building, Tenant may maintain a separate reception desk in the 4100 Building lobby.


XXXVI. ENTIRE AGREEMENT.

      This Lease, including the following exhibits and attachments which are hereby incorporated into and made a part of this Lease, constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: EXHIBIT A (Building Rules and Regulations), EXHIBIT B (Intentionally Omitted) and EXHIBIT C (Subordination Nondisturbance and Attornment Agreement).

XXXVII. COUNTERPARTS.

      This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A signed copy of this Lease transmitted by facsimile to the other parties shall be binding on the signatory thereto.

 [The rest of this page intentionally left blank. Signatures on the next page.]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                    TENANT:

WALTON BAYSIDE INVESTORS IV, L.L.C.,         INKTOMI CORPORATION,
a Delaware limited liability company         a Delaware corporation

By: WSC FINANCE IV, L.L.C.                   By: /s/ Randy Gottfried
    a Delaware limited liability company        --------------------------------
    its Sole Member                          Name: Randy Gottfried
                                             Its:  Chief Financial Officer

    By: WALTON NEWCO BAYSIDE HOLDINGS,
        L.L.C.
        a Delaware limited liability
        company its Sole Member

        By:  /s/ Perry Pinto
           ----------------------------
        Name: Perry Pinto
        Its:  Authorized Signatory

                                    EXHIBIT A

                         BUILDING RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Buildings or Property, however, Landlord shall act diligently and in good faith to enforce the rules and regulations on a reasonable and non-discriminatory basis.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the portion of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the 4000 Building during such hours as are customary for Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the 4100 Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Property. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, their contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. Landlord shall have the right to control and operate the public portions of Building 1 and of the Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

6. The requirements of Tenant will be attended to only upon application at the management office for the Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Property and shall cooperate with Landlord or Landlord's agents to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting

                                      (1)
from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9. Tenant shall not overload the floors of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster (except for hanging pictures and artwork) or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

10. Except for vending machines intended for the sole use of Tenant's employees and invitees or for users of the cafeteria in the 4100 Building, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building or Property any kerosene, gasoline or other inflammable or combustible fluid or material, other than customary office and cleaning supplies typically used by general office users in Comparable Buildings or cooking supplies used in the cafeteria as of the Commencement Date, so long as Tenant complies with all applicable laws in connection with such use.

12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Property by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

14. Tenant shall not bring into or keep within the Premises or Building any bicycles or other vehicles, and shall not bring into or keep within the Buildings, the Property or the Premises any animals or birds.

15. Except as required for operation of the existing cafeteria, no cooking shall be done or permitted by Tenant in any kitchens, eating areas of elsewhere on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and/or other tenants.

16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Buildings and/or Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.



                                      (2)

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the heating and air conditioning system of the Buildings, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Property is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants so long as such waiver shall not unreasonably interfere with Tenant's use of or access to the Premises, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Buildings or Property.

24. No awnings or other projection shall be attached to the outside walls of the Buildings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Buildings must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

25. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Buildings shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

26. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Property.

27. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

28. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

29. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be

                                      (3)
deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                                      (4)

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]


                                      (1)

                                    EXHIBIT C

                                      SNDA

RECORDING REQUESTED BY:


WHEN RECORDED RETURN TO:
Metropolitan Life Insurance Company
400 South El Camino Real, Eighth Floor
San Mateo, California 94402
Attn: Michael Pace




                                 SUBORDINATION,
                                 NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT


NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                                  DEFINED TERMS

EXECUTION DATE: December 19, 2002

BENEFICIARY & ADDRESS:
Metropolitan Life Insurance Company
400 South El Camino Real, Eighth Floor
San Mateo, California 94402
Attn: Michael Pace


TENANT & ADDRESS:
Inktomi Corporation, a Delaware corporation
4100 East Third Avenue, Foster City, California 94404


LANDLORD & ADDRESS:
Walton Bayside Investors IV, L.L.C., a Delaware limited liability company or an affiliate thereof
c/o Walton Street Capital, L.L.C.,
900 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611



                                      (1)

LOAN: A first mortgage loan in the original principal amount of $30,100,000 from Beneficiary to Landlord.


NOTE: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of the Execution Date.


DEED OF TRUST: A Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date executed by Landlord, as trustor, to First American Title Insurance Company, as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.


LEASE AND LEASE DATE: The lease entered into by Landlord and Tenant dated December 19, 2002.

Property:    Bay Side Towers, 4000 and 4100 E. Third Avenue, Foster City,
             California

             The Property is more particularly described on Exhibit A.


                                      (2)

            THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

            A. The current owner of the Property and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

            B. Landlord has entered into an agreement to purchase the Property and upon the acquisition of the Property by Landlord, Landlord will become the landlord under the Lease. At the time Landlord acquires the Property, Beneficiary will be making the Loan to Landlord evidenced by the Note. The Note will be secured by, among other documents, the Deed of Trust.

            C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

            D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property or otherwise obtains fee title to the Property and (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

            1. Subordination. The Lease and the leasehold estate created by the Lease and any amendment, modification or extension and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

            2. Acknowledgments by Tenant.

                  (a) Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request, (b) Tenant shall send a copy of any default notice under the Lease to Beneficiary at the same time Tenant sends such default notice to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

                  (b) Tenant agrees that if it exercises its right to terminate the Lease with respect to all or any portion of the Premises pursuant to Section XXXV of the Lease, it will send notice of termination to Beneficiary concurrently with the sending of notice to Landlord pursuant to such

                                      (3)

Section. Notice will be sent to Beneficiary (or its successor and assigns as holder of the Note) at the last address provided to Tenant by written notice from Beneficiary (or its successor and assigns as holder of the Note).

Tenant further agrees that it will, pursuant to written instructions from Beneficiary, pay the Termination Fee described in such Section (which Termination Fee may be reduced if Landlord exercises its right to purchase the Selected Furniture (as that term is defined in the Lease), as is more particularly set forth in Section XXIV.C of the Lease) directly to Beneficiary pursuant to that certain Reserve Agreement of even date herewith by and between Landlord and Beneficiary, without any further instruction from Landlord and notwithstanding any contrary instructions from Landlord. Accordingly, Landlord hereby authorizes and directs Tenant to honor any written demand or notice from Beneficiary (or its successors and assigns as holder of the Note) instructing Tenant to pay the Termination Fee to Beneficiary rather than Landlord (a "Payment Demand"). Tenant may rely upon any such notice, instruction, Payment Demand, certificate, consent or other document from Beneficiary (or its successors and assigns as holder of the Note) and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Beneficiary (or its successors and assigns as holder of the Note) or in response to a Payment Demand shall be deemed proper payment by Tenant of the Termination Fee pursuant to the Lease.

            3. Foreclosure and Sale. In the event of a Foreclosure Sale,

                  (a) So long as Tenant complies with this Agreement and is not in material default beyond any applicable notice and cure period under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord) except where such advanced rent or security deposit has actually been paid or credited to Beneficiary on account of advanced rent or security deposits; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary after the date hereof; (v) obligated or liable with respect to any indemnities contained in the Lease, except where Beneficiary is in breach of its ongoing obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord after it acquired title to the Property, with Beneficiary to be liable, however, only for the liabilities attributable to the period after Beneficiary's acquisition of title to the Property; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.



                                      (4)

                  (b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

                  (c) Intentionally Deleted.

            4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Deed of Trust and are waived and released as to Beneficiary and any Foreclosure Purchaser.

            5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall on written notice pay all rent and all other sums due under the Lease to Beneficiary.

            6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the tenant improvements located in the Premises at the commencement of the term of the Lease.

            7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

            8. Landlord Default.Tenant agrees to notify Beneficiary of any default on the part of Landlord under the Lease which would entitle Tenant to cancel the Lease or to abate the rent payable thereunder, and further agrees that, notwithstanding any provisions of the Lease, no notice or cancellation thereof shall be effective unless Beneficiary has received said notice and has failed within thirty (30) days after the receipt of such notice (or such longer period of time as may be reasonably necessary to cure or remedy such default) to cure the default which gave rise to the notice of cancellation.

            9. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

            10. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond Beneficiary's then equity interest in the Premises and Tenant shall look solely to Beneficiary's then equity interest for the payment of any obligations imposed upon Beneficiary under this Agreement or under the Lease. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a

                                      (5)

Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary or otherwise permitted under the terms of the Lease.


                                      (6)

            IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:                              METROPOLITAN LIFE INSURANCE COMPANY,
                                          a New York corporation

                                          By
                                            ------------------------------------
                                          Name
                                              ----------------------------------
                                          Its
                                             -----------------------------------


TENANT:                                   INKTOMI CORPORATION
                                          a Delaware corporation

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                      (7)

LANDLORD:      WALTON BAYSIDE INVESTORS IV, L.L.C.,
               a Delaware limited liability company

               By:  WSC FINANCE IV, L.L.C.
                    a Delaware limited liability company,
                    Its Sole Member

                    By:  WALTON NEWCO BAYSIDE HOLDINGS, L.L.C.,
                         a Delaware limited liability company
                         Its Sole Member

                         By:
                            ------------------------------------
                         Name:
                              ----------------------------------
                         Its:
                             -----------------------------------



                                      (8)

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

PARCEL ONE:

Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

COMMENCING at a point on the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42(degree) 11' 46" East, 1024.01 feet to the true point of beginning;

Thence North 47(degree) 48' 14" West, 47.50 feet;

Thence North 42(degree) 11' 46" East, 55.87 feet;

Thence North 19(degree) 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10(degree) 21' 52" West;

Thence Northeasterly, along said curve to the left through a central angle of 8(degree) 52' 23", an arc distance of 103.91 feet;

Thence radial to last said curve, North 19(degree) 14' 15", West 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for recorded in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

Thence along said Northerly line the following seven (7) courses:

1. North 66(degree) 27' 38" East, 74.77 feet;
2. North 62(degree) 34' 48" East, 130.91 feet;
3. North 53(degree) 22' 49" East, 50.09 feet;
4. North 47(degree) 11' 51" East, 125.14 feet;
5. North 32(degree) 12' 03" East, 26.25 feet;
6. North 44(degree) 54' 58" East, 50.19 feet; and
7. North 55(degree) 44' 31" East, 9.79 feet;

Thence leaving said Northerly line, South 25(degree)09' 20" East 136.05 feet; Thence North 64(degree) 50' 40" East, 22.71 feet;

Thence North 42(degree) 27' 02" East, 270.86 feet;

Thence North 04(degree) 11' 44" East, 52.00 feet to a point on the Northerly line of said Parcel

                                      (9)

2 of Parcel Map No. 39-80;

Thence along said Northerly line the following four (4) courses:

1. South 64(degree) 21' 32" East, 27.73 feet;
2. South 85(degree) 48' 16" East, 129.85 feet;
3. North 61(degree) 26' 03" East 51.24 feet; and
4. North 68(degree) 58' 30" East, 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said Northwesterly line of State Highway Route 92;

Thence Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three (3) courses:

1. South 42(degree) 27' 02" West, 897.25 feet;
2. South 12(degree) 32' 05" West, 202.07 feet; and
3. South 42(degree) 11' 16" West, 327.25 feet to the True Point of Beginning.

PARCEL TWO:

Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses:

South 68(degree) 58' 30" West, 127.02 feet; South 61(degree) 26' 03" 51.24 feet; North 85(degree) 48' 16" WESt 129.85 feet; and North 64(degree) 21' 32" West
27.73 feet to the True Point of Beginning; thence South 04(degree) 11' 44" West
52.00 feet; thence South 42(degree) 27' 02" West 270.86 feet; thence South 64(degree) 50' 40" West 22.71 feet; thence North 25(degree) 09" 20" West 136.05 feet, to the Northerly line of Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55(degree) 44' 31" East 242.00 feet and North 88(degree) 14' 15" East 65.03 feet to the True Point of Beginning.

PARCEL THREE:

Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County;

Thence along said Southerly line, North 70(degree) 45' 45" East, 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46(degree) 20' 02" East;



                                      (10)

Thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264(degree) 20' 35", an arc distance of 205.31 feet to a point of reverse curvature;

Thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle 18(degree) 46' 18", an arc distance of 16.22 feet;

Thence, tangent to last said curve, South 70(degree) 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80;

Thence along said extension, North 19(degree) 14' 15" West, 22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line;

Thence along said Northerly line, South 70(degree) 45' 45" West, 1,017.61 feet, to the most Westerly corner of said Parcel 2 of said Parcel Map No. 39-80;

Thence along the Northerly line of said Parcel 2, the following thirteen (3) courses:

1. North 49(degree) 55' 43" East, 12.25 feet;
2. North 61(degree) 13' 12" East, 271.98 feet;
3. North 65(degree) 58' 42" East, 49.80 feet;
4. South 86(degree) 22' 18" East, 41.20 feet;
5. North 55(degree) 34' 52" East, 64.36 feet;
6. North 67(degree) 59' 17" East, 50.00 feet;
7. North 59(degree) 27' 28" East, 101.12 feet;
8. North 68(degree) 22' 12" East, 300.01 feet;
9. North 67(degree) 59' 17" East, 50.00 feet;
10. North 73(degree) 41' 53" East, 50.25 feet;
11. North 69(degree) 08' 02" East, 450.09 feet;
12. North 60(degree) 01' 10" East, 50.49 feet; and
13. North 66(degree) 27' 38" East, 0.26 feet;

Thence leaving said Northerly line of Parcel 2, along a radial line South 19(degree) 14' 15" East 353.53 feet to a point on a radial curve having a radius of 671.00 feet;

Thence Westerly along said curve, through a central angle of 8(degree) 52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10(degree) 21' 52" West;

Thence South 19(degree) 14' 15" East, 225.61 feet;

Thence South 42(degree) 11' 46" West, 55.87 feet;

Thence South 47(degree) 48' 14" East 47.50 feet to a point in the Northwesterly line of State Highway Route 92 (200 feet wide);

Thence along said Northwesterly line South 42(degree) 11' 46" West, 1024.01 feet to the most Southwesterly corner of a parcel of land designated, "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official Records at

                                      (11)
page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County;

Thence along said Southeasterly line, North 39(degree) 54' 19" East, 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County;

Thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19(degree) 14' 15" West, 598.13 feet to the Point of Beginning.

PARCEL FOUR:

A non-exclusive perpetual easement for the purposes of construction, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing and removing an

(A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and

(B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

A strip of land, 15 feet in width, situate in Foster City, County of San Mateo, State of California, being a portion of Parcel 1, as said Parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982 in Book 53 of Parcel Maps at pages 8 and 9, San Mateo County Records, the Southwesterly line of said strip being described as follows:

BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map;

Thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73(degree) 11' 08" East, 530.47 feet to the Northwesterly line of said Parcel 1 and the terminus of said strip.

The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel I.

The above easement is appurtenant to Parcels I and II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.


                                      (12)

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF _________       )


      On December ____, 2002, before me, _______________________________________
a Notary Public personally appeared _________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                       WITNESS my hand and official seal.

Signature____________________________                (Seal)



STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF _________       )


      On December ____, 2002, before me, _______________________________________
a Notary Public personally appeared _________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                       WITNESS my hand and official seal.

Signature____________________________                (Seal)




                                      (13)

STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF _________       )


      On December ____, 2002, before me, _______________________________________
a Notary Public personally appeared _________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                       WITNESS my hand and official seal.

Signature____________________________                (Seal)



STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF _________       )


      On December ___, 2002, before me, ________________________________________
a Notary Public personally appeared _________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                       WITNESS my hand and official seal.

Signature____________________________                (Seal)





                                      (14)